EXHIBIT 10.66

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION (TOGETHER, THE “SECURITIES LAWS”) AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ENCUMBERED IN THE ABSENCE OF COMPLIANCE WITH SUCH SECURITIES LAWS AND UNTIL THE ISSUER THEREOF SHALL HAVE RECEIVED AN OPINION FROM COUNSEL REASONABLY ACCEPTABLE TO IT THAT THE PROPOSED DISPOSITION WILL NOT VIOLATE ANY APPLICABLE SECURITIES LAWS.

SECURED PROMISSORY NOTE

US$5,000,000	December 14, 2009

FOR VALUE RECEIVED, Wits Basin Precious Minerals Inc., a corporation organized and existing under the laws of the State of Minnesota (the “Company”), hereby unconditionally promises to pay to Kenglo One Ltd., or its successors and assigns (the “Holder”), on or before February 14, 2011 (the “Maturity Date”), the principal sum of Five Million U.S. Dollars (US$5,000,000.00) (the “Principal”).

This Secured Promissory Note (“Note”) is issued pursuant to the terms of that certain Loan Agreement dated as of December 14, 2009 by and between the Company and Holder (the “Loan Agreement”), in consideration of a loan by Holder to the Company of US$4,000,000.  This Note shall be deemed to be issued with an original issue discount of US$1,000,000, and no additional interest shall accrue on the Principal hereunder.  Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Loan Agreement.

1.           Payment.  All payments of Principal on this Note shall be made at such place as the Holder shall designate to the Company in writing.  If any payment of Principal on this Note is due on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day.  “Business Day” means any day other than a Saturday, Sunday or legal holiday in the State of Minnesota.

2.           Prepayment.  This Note may be prepaid in cash or other immediately available funds, in whole or in part by the Company at any time and from time to time, without premium or penalty.  At Holder’s option, any payments on this Note shall be applied first to pay Holder for all costs of collection of any kind, including reasonable attorneys’ fees and expenses, and thereafter to the payment of Principal.

3.           Security.  The full and timely payment of this Note shall be secured pursuant to the terms of that certain Security Agreement dated of even date herewith by and between Issuer and Holder.

4.           Events of Default.  The occurrence of any of the following events shall constitute a “Event of Default” under this Note:  (a) the Company fails to pay any monetary obligation under this Note when due in accordance with the terms hereof; (b) the Company fails to cure a default in the payment of any indebtedness for borrowed money exceeding $50,000 owing to any other entity or person within the cure period, if any, applicable to such default and the default shall not have been waived in writing; (c) the occurrence of any violation under any document related to the Company’s indebtedness to China Gold, including, without limitation, any loan agreement, note or security agreement; (d) any representation or warranty set forth herein or in the Loan Agreement or any other Transaction Document shall be untrue in any material respect on the date as of which the facts set forth are stated or certified; (e) the Company violates any provision of a Transaction Document; (f) the Company shall generally fail to pay or admit in writing its inability to pay its debts as they become due; or the Company shall apply for, consent to, or acquiesce in the appointment of a trustee, receiver or other custodian for itself or any of its property, or make a general assignment composition, or similar device for the benefit of its creditors; or a trustee, receiver or other custodian shall otherwise be appointed for the Company or any of its assets; an attachment or receivership of assets or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding shall be commenced by or against the Company; or the Company shall take any corporate action to authorize, or in furtherance of any item set forth in subsection (f) hereof; or (g) the Company’s dissolution or liquidation.

5.           Remedies.  Upon any Event of Default, Holder may without further notice declare the entire unpaid Principal sum of this Note immediately due and payable; Holder’s failure to declare the entire unpaid Principal sum of this Note immediately due and payable shall not constitute a waiver by Holder of its right to so declare at any other time; Holder may employ an attorney to enforce its rights and remedies hereunder and the Company hereby agrees to pay Holder’s reasonable attorneys’ fees and other reasonable expenses incurred by Holder in exercising any of Holder’s rights and remedies upon an Event of Default; and/or Holder’s rights and remedies provided hereunder shall be cumulative and concurrent with all other remedies provided by law or in equity and may be pursued singly, successively or together in Holder’s sole discretion; and Holder’s failure to exercise any such right or remedy shall not be a waiver or release of such rights or remedies or the right to exercise any of them at another time.

6.           Transferability.  This Note shall not be transferable, except in compliance with all applicable state and federal securities laws, regulations and orders, and with all other applicable laws, regulations and orders.  Holder shall not transfer any right, title or interest in this Note without the prior written consent of the Company, which consent shall not be unreasonably withheld;  provided, however, that this Note may be sold or transferred to an Affiliate (as defined under Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) of the Holder without the prior written consent of the Company provided that (i) such assignee is an accredited investor within the meaning of the Securities Act, (ii) the Holder has given prior written notice to the Company.

7.           Waiver.  The Company hereby waives presentment for payment, notice of nonpayment, protest, notice of protest and all other notices, filing of suit and diligence in collecting the amounts due under this Note and agrees that the Holder shall not be required first to initiate any suit or exhaust its remedies against any other person or parties in order to enforce payment of this Note.  No waiver of any right or remedy of the Holder under this Note shall be valid unless in a writing executed by the Holder and any such waiver shall be effective only in the specific instance and for the specific purpose given.  All rights and remedies of the Holder of this Note shall be cumulative and may be exercised singly, concurrently or successively.

8.           Notices.  Any notice required or permitted to be given hereunder shall be given by the Company to the Holder or the Holder to the Company in accordance with the Loan Agreement.

9.           Severability.  If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

10.         Governing Law.  This Note will be governed by the laws of the State of Minnesota without regard to conflicts of laws principles.

11.         Parties in Interest.  The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

12.         Section Headings, Construction.  The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation.  All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Note unless otherwise specified.  All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words “hereof” and “hereunder” and similar references refer to this Note in its entirety and not to any specific section or subsection hereof.

13.         Miscellaneous Provisions.  This Note may not be changed orally, but only by an agreement in writing and signed by the Holder and the Company.  This Note is subject to the terms, conditions and provisions of the Loan Agreement.

IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first stated above.

WITS BASIN PRECIOUS MINERALS INC.

By:	/s/ Stephen D. King
Name:	Stephen D. King
Title:	Chief Executive Officer